EX-28.h.4.a
EXHIBIT A
TO THE EXPENSE LIMITATION AGREEMENT BETWEEN
NATIONWIDE MUTUAL FUNDS AND
NATIONWIDE FUND ADVISORS
Effective May 1, 2007;
Amended March 1, 2010*†

Name of Fund/Class	Expense Limitation for Fund/Class
Nationwide Money Market Fund
Prime	0.59%
Service‡	0.59%
Institutional	0.59%

Nationwide Short Duration Bond Fund
Class A	0.55%
Class C	0.55%
Service Class	0.55%
Institutional Class	0.55%

Nationwide Enhanced Income Fund
Class A	0.45%
Class R2	0.45%
Institutional Class	0.45%
Institutional Service Class	0.45%

Nationwide U.S. Small Cap Value Fund
Class A	1.09%
Class C	1.09%
Institutional Class	1.09%
Institutional Service Class	1.09%

Nationwide International Value Fund
Class A	1.00%
Class C	1.00%
Institutional Class	1.00%
Institutional Service Class	1.00%

Nationwide Value Fund
Class A	0.85%
Class C	0.85%
Class R2	0.85%
Institutional Class	0.85%

Nationwide Large Cap Value Fund

Name of Fund/Class	Expense Limitation for Fund/Class
Class A	1.15%
Class B	1.15%
Class C	1.15%
Class R2	1.15%
Institutional Service Class	1.15%
Institutional Class	1.15%
Each of the Asset Allocation Funds (Nationwide Investor Destinations Aggressive Fund, Nationwide Investor Destinations Moderately Aggressive Fund, Nationwide Investor Destinations Moderate Fund, Nationwide Investor Destinations Moderately Conservative Fund, Nationwide Investor Destinations Conservative Fund)

Class A	4.00%**
Class B	4.00%**
Class C	4.00%**
Service Class	4.00%**

Class A	0.25%
Class B	0.25%
Class C	0.25%
Class R2	0.25%
Service Class	0.25%
Institutional Class Shares	0.25%

Nationwide S&P500 Index Fund
Class A	0.23%
Class B	0.23%
Class C	0.23%
Class R2	0.23%
Service Class	0.23%
Institutional Service Class	0.23%
Institutional Class	0.23%

Nationwide Small Cap Index Fund
Class A	0.30%
Class B	0.30%
Class C	0.30%
Class R2	0.30%
Institutional Class	0.30%

Class A	4.00%**
Class B	4.00%**
Class C	4.00%**
Institutional Class	4.00%**

Nationwide Mid Cap Market Index Fund
Class A	0.32%
Class B	0.32%
Class C	0.32%

Name of Fund/Class	Expense Limitation for Fund/Class
Class R2	0.32%
Institutional Class	0.32%

Nationwide International Index Fund
Class A	0.37%
Class B	0.37%
Class C	0.37%
Class R2	0.37%
Institutional Class	0.37%

Class A	4.00%**
Class B	4.00%**
Class C	4.00%**
Institutional Class	4.00%**

Nationwide Bond Index Fund
Class A	0.32%
Class B	0.32%
Class C	0.32%
Class R2	0.32%
Institutional Class	0.32%

Class A	4.00%**
Class B	4.00%**
Class C	4.00%**
Institutional Class	4.00%**

Nationwide Bond Fund
Class A	0.75%
Class B	0.75%
Class C	0.75%
Class D	0.75%
Class R2	0.75%
Institutional Class	0.75%

Nationwide Growth Fund
Class A	1.12%
Class B	1.12%
Class C	1.12%
Class D	1.12%
Class R2	1.12%
Institutional Service Class	1.12%
Institutional Class	1.12%

NATIONWIDE MUTUAL FUNDS
By:
Name:
Title:

NATIONWIDE FUND ADVISORS
By:
Name:
Title:

*	As ratified and approved at the March 11, 2010 Board meeting.

†	Effective through February 28, 2011.

‡	With respect to the Service Class of the Nationwide Money Market Fund, effective until at least February 28, 2011, the Fund Operating Expenses shall be limited to 0.75% and shall include the Rule 12b-1 fees and fees paid pursuant to an Administrative Services Plan.

**	Effective until at least March 1, 2011.

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